Exhibit 99.1

THE BOARD OF AMERICAN REPROGRPAHICS COMPANY ANNOUNCES
COMPLETION OF LEADERSHIP TRANSITION

~ Chairman of the Board S. “Mohan” Chandramohan Steps Down; President and CEO
K. “Suri” Suriyakumar Named New Chairman ~

WALNUT CREEK, California July 28, 2008 – The board of American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology, today announced that S. “Mohan” Chandramohan will be stepping down as chairman and retiring from the board of directors effective July 24, 2008. K. “Suri” Suriyakumar, the company’s current president and chief executive officer has been named chairman of the board, also effective July 24, 2008.

“I am gratified to announce the completion of the company’s leadership transition that began in November of 2006,” said Mr. Chandramohan. “I look forward to watching the company continue to excel in Suri’s very capable hands.”

Chandramohan will continue his involvement with ARC’s board as a consultant through 2010 following his resignation, and will remain the company’s largest individual shareholder. He also intends to pursue a business endeavor in social service, consistent with his continuing educational focus at the University of Oxford in England.

“Mohan began this company with a solid vision of what it could become, and achieved that vision with a steady hand at the helm, and a long view of the horizon,” said Mr. Suriyakumar, speaking for the board. “His strategic planning and execution has given ARC the tools and depth to continue to grow and deliver value to both our customers and to our shareholders. Mohan has effected this management transition with the same deliberation and grace in which he led the company, and we thank him for his efforts over the past 21 years.”

The board will begin a search for a new board member immediately.

The company plans to report its second quarter financial results on August 7, 2008, after market close, as previously announced.

About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 300 locally-branded reprographics service centers across the U.S., and on-site at more than 5,000 customer locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 140,000 active customers.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “continue to excel,” and “continue to grow and add value,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:

•	The current downturn or a future general downturn in the architectural, engineering and construction industries could diminish demand for our products and services;

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability;

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position;

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative effect on our future performance, results of operations and financial condition;

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations;

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition;

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.

The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2007, and our quarterly reports on Form 10-Q for the quarter ended March 31, 2008. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of July 28, 2008, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Contact:
David Stickney
VP of Corporate Communications
Phone: 925-949-5100
Email: davidstickney@e-arc.com